Exhibit 99.2

Fourth Quarter and Year - End 2015 Investor Presentation March 1, 2016

Safe Harbor Disclosure 2 □ We make forward - looking statements in this presentation that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of our business, financial condition, liquidity, resu lts of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward - looking statements. □ Statements regarding the following subjects, among others, may be forward - looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for residential real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to satisfy the REIT qualification requirements for U.S. federal income tax purposes; availability of qualified personnel; estima tes relating to our ability to make distributions to our shareholders in the future; general volatility of the capital markets an d t he market price of our shares of common stock; and degree and nature of our competition. □ The forward - looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward - looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known t o us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements. Furthermore, forward - looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2014, which can be accessed through the link to our SEC filings on our website ( www.great - ajax.com ) or at the SEC's website ( www.sec.gov ). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10 - Q, 10 - K and 8 - K. Any forward - looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. Unless stated otherwise, financial information included in this presentation is as of December 31 , 2015.

Business Overview 3 □ Leverage long - standing relationships to acquire loans through privately negotiated transactions from a diverse group of customers – Over 90% of acquisitions by Great Ajax Corp. have been privately negotiated – Acquisitions made in 129 transactions since inception. 77 transactions in 2015. □ Use our manager’s proprietary analytics to price each pool on an asset - by - asset basis □ Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas – Typical acquisitions contain 25 – 100 loans with total market value between $5 – $20 million □ Our affiliated servicer services the loans asset - by - asset and borrower - by - borrower □ Objective is to maximize returns for each asset by utilizing full menu of loss mitigation and asset optimization techniques □ Use moderate non - mark - to - market leverage – Corporate leverage of 1.58x – Five securitizations since inception totaling $537.4 million of loan UPB. Approximate leverage of 2.48x from the sale of senior bonds

Highlights – Quarter and Year Ended December 31, 2015 4 □ For the quarter, acquired mortgage - related assets with aggregate UPB of $61.9 million for total purchase price of $46.4 million – RPLs at an average price to UPB approximately equal to 75.2% – NPLs at an average price to UPB approximately equal to 64.4% □ For the year, acquired mortgage - related assets with aggregate UPB of $460.4 million for total purchase price of $350.0 million – RPLs at an average price to UPB approximately equal to 76.5% – NPLs at an average price to UPB approximately equal to 61.5% – REO at an average price of 64.7% of market value □ At December 31, 2015 owned a portfolio of 3,250 mortgage loans with aggregate UPB of $728.3 million and 74 properties □ Net interest income of $11.3 million and $36.2 million for the three - months and twelve - months ended December 31, 2015, respectively, compared to $3.9 million and $6.2 million, respectively, for the three - months ended December 31, 2014 and the period from inception (January 30, 2014) through December 31, 2014 □ Net income attributable to common stockholders of $8.1 million and $24.8 million for the three - and twelve - months, respectively, compared to $2.4 and $3.4 million, respectively, for the three - months ended December 31, 2014, and the period from inception (January 30, 2014) through December 31, 2014 □ GAAP net income of $0.53 per diluted share and $1.68 per diluted share for the three - and twelve - months ended December 31, 2015, respectively, compared to $0.27 per diluted share and $0.40 per diluted share, respectively, for the three - months ended December 31, 2014, and the period from inception (January 30, 2014) through December 31, 2014 □ Taxable net income for the three - and twelve - months ended December 31, 2015 of $0.24 per diluted share and $0.70 per diluted share, respectively, compared to $0.07 and $0.11, respectively, for the three - months ended December 31, 2014 and the period from inception (January 30, 2014) though December 31, 2014

Portfolio Overview – as of December 31, 2015 5 $728.3 MM $839.3 MM 85% 15% UPB as of Dec 31 2015 RPL NPL 85% 14% 1% Property Value as of Dec 31 2015 RPL NPL REO

Portfolio Growth 6 $64 $221 $481 $617 $84 $118 $111 0 100 200 300 400 500 600 700 800 Initial Assets (07/08/14) 12/31/2014 6/30/2015 12/31/2015 Millions NPLs RPLs Unpaid Principal Balance

Portfolio Growth 7 Re - performing Loans $64 $221 $481 $617 $73 $230 $541 $710 $49 $163 $375 $469 0 100 200 300 400 500 600 700 800 Initial Assets (07/08/14) 12/31/2014 6/30/2015 12/31/2015 Millions UPB Property Value Price

Portfolio Growth 8 $84 $118 $111 84 122 117 $50 $66 $68 0 20 40 60 80 100 120 140 Initial Assets (07/08/14) 12/31/2014 6/30/2015 12/31/2015 Millions UPB Property Value Price Non - performing Loans

Portfolio Concentrated in Attractive Markets 9 □ Clusters of loans in attractive, densely populated markets □ Stable liquidity and home prices □ Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Portland Phoenix Washington DC Metro Area Chicago Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area Las Vegas REIT, Servicer & Manager Headquarters Property Management Business Management

Building Net Asset Value

In evaluating our financial results, management regularly considers the following analysis, which is intended to arrive at a "net asset value" equivalent. Based on the leverage from the five securitizations, securitization investors value our loan portfolio at between $18.77 and $19.47 per share.

As shown below, at December 31, 2015, if we were to lever our whole loan portfolio through a securitization, the face value of the equity tranche would be approximately $196.6MM under scenario 1 where the senior attachment point is 63% (similar to our most recent securitization) and $182.1 MM under scenario 2 where the senior attachment point is 55% (similar to the previous securitization). Given that our securitization investors currently value the equity tranche at between 30%-50%, using the average 40%, the value of our equity tranche would be $78.7MM under scenario 1, which is $61.3MM or $3.85 per share over the remaining basis of $17.3MM. Our current book value per share is $14.92. By contrast, our current NAV based on this securitization analysis would be the sum of $14.92 and $3.85, or $18.77 per share.

Entire Portfolio	12/31/2015
UPB	$728,262,887
Price	$536,772,931
Book Value / Share	$14.92

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	63%	$458,805,619	98.3%	$451,101,951			
B1	5%	$36,413,144	97.7%	$35,571,090			
B2	5%	$36,413,144	90%	$32,771,830			
Equity-Trust Certificate		**$196,630,980**	**40%**	**$78,652,392**	**$17,328,059**	**$3.85**	**$18.77**

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	55%	$400,544,588	99.8%	$399,690,266			
B1	10%	$72,826,289	97.7%	$71,142,181			
B2	10%	$72,826,289	90%	$65,543,660			
Equity-Trust Certificate		**$182,065,722**	**40%**	**$72,826,289**	**$396,824**	**$4.54**	**$19.46**

This illustration has not been prepared in accordance with GAAP and is not intended to constitute a non-GAAP financial measure, but rather an additional tool for investors to consider.

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Subsequent Events 11 □ January Acquisitions □ RPL □ UPB: $28.5 MM □ Collateral Value: $32.3 MM □ Price/UPB: 76.0% □ Price/Collateral Value: 67.2% □ 126 loans in 4 transactions * While these acquisitions are expected to close by 3/31/2016 , there can be no assurance that these acquisition agreements wil l c lose or that the terms thereof may not change. □ February Acquisitions □ RPL □ UPB: $3.8MM □ Collateral Value: $5.5MM □ Price/UPB: 77.0% □ Price/Collateral Value: 52.7% □ 22 loans in 4 transactions □ March*Acquisitions □ RPL □ UPB: $24.0MM □ Collateral Value: $29.4 MM □ Price/UPB: 76.4% □ Price/Collateral Value: 62.4% □ 101 loans in 7 transactions □ On February 22, 2016, we received a Private Letter Ruling from the Internal Revenue Service in connection with our income earned through Manager. Currently, our interest in Manager is held through a taxable REIT subsidiary and is subject to federal and state income taxes. The Ruling affirmed that we can generally own the Manager indirectly through our operating partnership without the associated income impacting our applicable REIT testing requirements. Consistent with the Ruling, we are currently exploring options for transferring our interest in Manager to our operating partnership. □ With a partner we have jointly agreed to purchase , subject to completion of diligence, 653 RPLs with aggregate UPB of $119.7 million in a single transaction from a single seller. The purchase price equals 55.0% of the estimated market value of the underlying collateral. Upon completion of this transaction we expect to retain a 5% ownership interest in these loans. We have not entered into a definitive agreement with respect to these loans, and there is no assurance that we will enter into a definitive agreement relating to these loans or, if such an agreement is executed, that we will actually close the acquisition.

Consolidated Statements of Income 12 (Unaudited) (Unaudited) (Unaudited) Period from inception (January 30, 2014) to 31 - Dec - 2014 Three months ended Three months ended Twelve months ended 31 - Dec - 15 31 - Dec - 14 31 - Dec - 15 INCOME: Loan interest income $15,584 $4,674 $47,700 $6,940 Interest expense (4,307) (771) (11,499) (771) Net interest income 11,277 3,903 36,201 6,169 Income from investment in Manager 49 7 198 11 Other income 362 59 1,069 87 Total income 11,688 3,969 37,468 6,267 EXPENSE: Related party expense - management fee 890 517 3,353 956 Related party expense - loan servicing fees 1,290 328 3,993 485 Loan transaction expense 332 374 1,631 503 Professional fees 411 77 1,430 277 Real estate operating expense 123 16 315 23 Other expense 273 131 952 273 Total expense 3,319 1,443 11,674 2,517 8,369 2,526 25,794 3,750 Income before provision for income tax Provision for (benefit from) income tax (23) - 2 Consolidated net income 8,392 2,526 25,792 3,750 Less: consolidated net income attributable to noncontrolling interests 329 98 1,038 326 Consolidated net income attributable to common stockholders $8,063 $2,428 $24,754 $3,424 Basic earnings per common share $0.53 $0.27 $1.68 $0.41 Diluted earnings per common share $0.53 $0.27 $1.68 $0.40 Weighted average shares - basic 15,295,306 8,957,902 14,711,610 8,360,432 Weighted average shares - diluted 15,942,638 9,486,249 15,372,488 8,849,055 (Dollars in thousands except share and per share amounts)

Consolidated Balance Sheets 13 (1) Mortgage loans includes $398,696 and $127,559 of loans transferred to securitization trusts at December 31, 2015 and Dece mbe r 31, 2014, respectively, that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIE s t hat can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.). (2) Net book value per diluted share was $14.92 and $14.43 at December 31, 2015 and December 31, 2014, respectively. (Dollars in thousands except share and per share amounts) (Unaudited ) ASSETS December 31, 2015 December 31, 2014 Cash and cash equivalents $ 30,834 $ 53,099 Mortgage loans, net (1) 554,877 211,159 Property held - for - sale 10,333 1,316 Rental property, net 58 290 Receivable from servicer 5,444 1,340 Investment in affiliate 2,625 2,237 Prepaid expenses and other assets 11,208 3,317 Total Assets $ 615,379 $ 272,758 LIABILITIES AND EQUITY Liabilities: Secured borrowings (1) $ 270,580 $ 84,679 Borrowings under repurchase agreement 104,533 15,249 Management fee payable 667 258 Accrued expenses and other liabilities 1,786 1,292 Total liabilities 377,566 101,478 Equity: Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding - - Common stock $.01 par value; 125,000,000 shares authorized, 15,301,946 and 11,223,984 shares issued and outstanding 152 112 Additional paid - in capital 211,729 158,951 Retained earnings 15,921 2,744 Equity attributable to common stockholders 227,802 161,807 Noncontrolling interests 10,011 9,473 Total equity 237,813 171,280 Total Liabilities and Equity $ 615,379 $ 272,758